UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  February 19, 2013

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following information is provided pursuant to Sub-item (e) of Item 5.02:

(e)  On February 19, 2013, the Compensation Committee of the Registrant’s Board of Directors authorized a salary increase for the Registrant's named executive officers effective as of February 11, 2013, which was the beginning date of the Registrant’s current pay period.  The named executive officers are those executive officers of the Registrant who will be included as such in the Proxy Statement for the Registrant’s 2013 Annual Meeting of Shareholders.  The following table sets forth the 2013 base salary information for each of the Registrant's named executive officers as of February 11, 2013.

Named Executive Officer	2013 Salary
Kevin M. Modany	$800,074
Daniel M. Fitzpatrick	$400,000
Clark D. Elwood	$335,224
Eugene W. Feichtner	$310,108
June M. McCormack	$276,791

On February 19, 2013, the Compensation Committee established a short-term compensation element for the Registrant’s executive officers that will be payable in early 2014, if certain management objectives (the “2013 Management Objectives”) are accomplished during 2013.  The 2013 Management Objectives are as follows:

•	Obtain requisite authorizations for corporate training, continuing education and/or test preparation courses.

•	Obtain requisite authorizations for a variety of allied health programs at the ITT Technical Institutes.

•	Obtain requisite authorizations for additional science, technology and/or engineering associate degree programs at the ITT Technical Institutes.

•	Obtain requisite authorizations for a dual high school diploma and associate degree at an ITT Technical Institute.

•	Create a content mapping construct with respect to all program and course offerings that link each component.

•	Design and implement a comprehensive student support services improvement plan.

•	Determine the viability of an IT Services Operation at the ITT Technical Institutes.

•	Obtain requisite authorizations for education and/or nursing degree programs at Daniel Webster College.

The determination of the extent to which the 2013 Management Objectives are accomplished by the Registrant’s executive officers will be made by the Compensation Committee in early 2014.  The Committee intends to assign zero to five points to each 2013 Management Objective based on the extent to which the Committee determines the objective was accomplished.  The following table sets forth the maximum short-term compensation percentage that is associated with the total number of points that are assigned to the 2013 Management Objectives by the Compensation Committee:

Total Points	Maximum Short-Term Compensation Percentage

36-40	200.0%
31-35	175.0%
26-30	150.0%
21-25	125.0%
16-20	100.0%
11-15	75.0%
6-10	50.0%
0-5	25.0%

To determine the maximum short-term compensation amount that an executive officer may receive, the maximum short-term compensation percentage (determined as described above) will be multiplied by a standard short-term compensation percentage of annualized base salary as of December 31, 2013, ranging from 32% to 100%, with the percentage depending on the officer’s position, and the result will be multiplied by the officer’s annualized base salary.  The following table sets forth the 2013 standard short-term compensation percentage of annualized base salary as of December 31, 2013 for each of the named executive officers:

Named Executive Officer	2013 Standard Short- Term Compensation Percentage of Annualized Base Salary
Kevin M. Modany	100%
Daniel M. Fitzpatrick	65%
Clark D. Elwood	65%
Eugene W. Feichtner	60%
June M. McCormack	60%

An executive officer’s actual short-term compensation payment, however, may be more or less than the officer’s potential short-term compensation as calculated as described above.  An executive officer’s actual short-term compensation amount will be based on the Compensation Committee’s discretionary assessment of the officer’s individual contribution toward accomplishing each 2013 Management Objective.  Any 2013 short-term compensation payment will be made in cash.  The Compensation Committee may, in its sole discretion, modify the terms of the short-term compensation element at any time before it is paid.

On February 19, 2013, the Compensation Committee of the Registrant’s Board of Directors also approved the following executive perquisites in 2013 for the Registrant’s named executive officers:

•	for Mr. Modany, the use of a company car;

•	for Mr. Modany, an allowance to be used for tax return preparation and financial planning of up to 2% of annualized base salary as of February 11, 2013;

•	for Messrs. Fitzpatrick, Elwood and Feichtner and Ms. McCormack:

•	an allowance to be used for tax return preparation and financial planning of up to 1% of annualized base salary as of February 11, 2013; and

•	reimbursement of commuting expenses for any of those officers who live in a state other than Indiana, pursuant to a commuting arrangement approved by the Chief Executive Officer of the Registrant; and

•	for each of the Named Executive Officers:

•	tickets to sporting, theater and other events;

•	enhanced disability benefits; and

•	an annual physical examination.

The aggregate incremental cost to the Registrant in 2013 for providing all of the 2013 perquisites described above is not expected to exceed $150,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2013

ITT Educational Services, Inc.

By:  /s/ Clark D. Elwood
       Name: Clark D. Elwood
       Title: Executive Vice President, Chief
Administrative and Legal Officer